UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

SECURITIES EXCHANGE ACT OF 1934

Savara Inc.

(Exact name of Registrant as specified in its charter)

Delaware	84-1318182
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

900 S. Capital of Texas Highway, Suite 150 Austin, Texas 78746
(Address of principal executive offices including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): N/A

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered

For a description of the securities of Savara Inc. (the “Registrant”) being registered hereunder, reference is made to the information set forth under the heading “Description of Mast Capital Stock” contained in the Registrant’s Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-216012), as filed with the Securities and Exchange Commission on March 10, 2017.

Item 2.	Exhibits

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on The NASDAQ Stock Market LLC and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	April 27, 2017	SAVARA INC.

		By:	/s/ Robert Neville
Robert Neville
Chief Executive Officer